As filed with the Securities and Exchange Commission on May 15, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-2542838
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11 Greenway Plaza, Suite 2950 Houston, Texas	77046
(Address of principal executive offices)	(Zip code)

HERCULES OFFSHORE 2004 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Steven A. Manz

Chief Financial Officer

Hercules Offshore, Inc.

11 Greenway Plaza, Suite 2950

Houston, Texas 77046

713-979-9300

(Name and address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,000,000	(1)	$40.67	(2)	$40,670,000	$4,352
Rights to Purchase Series A Junior Participating Preferred Stock (3)	—		—		—	—

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares as may become issuable under the plan pursuant to the anti-dilution provisions thereof.
(2)	Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales price of the common stock reported on Nasdaq National Market on May 8, 2006.
(3)	The rights to purchase Series A Junior Participating Preferred Stock initially will be attached to and trade with the shares of common stock being registered hereby. The value attributed to such rights, if any, is reflected in the offering price of the common stock. Accordingly, no separate registration fee is payable with respect thereto.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 1,000,000 shares of Common Stock issuable pursuant to the Hercules Offshore 2004 Long-Term Incentive Plan (the “Plan”). The Board of Directors of the Company recommended for approval and, on April 26, 2006, the stockholders approved an amendment to the Plan that increased the number of shares available for issuance under the Plan from 2,450,000 to 3,450,000. The contents of the Registration Statment on Form S-8 of Hercules Offshore, Inc. (No. 333-129344) relating to the Plan are incorporated by reference into this Registration Statement.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Description

*4.1	— Certificate of Incorporation of Hercules Offshore, Inc. (incorporated by reference to Exhibit 3.1 to Hercules’ Current Report on Form 8-K (File No. 0-51582) (the “Form 8-K”)).

*4.2	— Bylaws of Hercules Offshore, Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K).

*4.3	— Form of specimen common stock certificate (incorporated by reference to Exhibit 4.1 to Hercules’ Registration Statement on Form S-1 (Registration No. 333-126457)).

*4.4	— Rights Agreement, dated as of October 31, 2005, between Hercules and American Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to the Form 8-K).

*4.5	— Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.2 to the Form 8-K).

5	— Opinion of Baker Botts L.L.P.

23.1	— Consent of Grant Thornton LLP

23.2	— Consent of Baker Botts L.L.P. (included in Exhibit 5)

24	— Powers of Attorney (included on the signature page of this registration statement).

*	Incorporated by reference as indicated.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 15, 2006.

HERCULES OFFSHORE, INC.

By:	/s/ Randall D. Stilley
Randall D. Stilley
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall D. Stilley, Steven A. Manz and James W. Noe, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Title

/s/ Randall D. Stilley Randall D. Stilley	Chief Executive Officer and President and Director (Principal Executive Officer)

/s/ Steven A. Manz Steven A. Manz	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John T. Reynolds John T. Reynolds	Chairman of the Board

/s/ Thomas R. Bates, Jr. Thomas R. Bates, Jr.	Director

/s/ Thomas J. Madonna Thomas J. Madonna	Director

/s/ F. Gardner Parker F. Gardner Parker	Director

/s/ V. Frank Pottow V. Frank Pottow	Director

/s/ Steven A. Webster Steven A. Webster	Director

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EXHIBIT INDEX

Exhibit Number	Description
*4.1	— Certificate of Incorporation of Hercules Offshore, Inc. (incorporated by reference to Exhibit 3.1 to Hercules’ Current Report on Form 8-K (File No. 0-51582) (the “Form 8-K”)).

*4.2	— Bylaws of Hercules Offshore, Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K).

*4.3	— Form of specimen common stock certificate (incorporated by reference to Exhibit 4.1 to Hercules’ Registration Statement on Form S-1 (Registration No. 333-126457)).

*4.4	— Rights Agreement, dated as of October 31, 2005, between Hercules and American Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to the Form 8-K).

*4.5	— Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.2 to the Form 8-K).

5	— Opinion of Baker Botts L.L.P.

23.1	— Consent of Grant Thornton LLP

23.2	— Consent of Baker Botts L.L.P. (included in Exhibit 5)

24	— Powers of Attorney (included on the signature page of this registration statement).

*	Incorporated by reference as indicated.

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